UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2012

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Lon R. Greenberg will retire in the spring of 2013 as Chief Executive Officer of UGI Corporation (the "Company"). In connection with his retirement as Chief Executive Officer, Mr. Greenberg will cease to serve as the executive Chairman of the Company's Board of Directors. Upon his retirement, Mr. Greenberg will serve as the Non-Executive Chairman of the Company's Board of Directors. In consideration for Mr. Greenberg’s service as Non-Executive Chairman and subject to Mr. Greenberg's election as a Director at the Company's Annual Meeting of Shareholders on January 24, 2013, the Company's Board of Directors approved an annual retainer of $400,000, which will be pro-rated for the number of months Mr. Greenberg serves as Non-Executive Chairman during Fiscal 2013. Mr. Greenberg will not receive any equity compensation for his service as Non-Executive Chairman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

November 21, 2012	By:	Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President and General Counsel, Secretary